Exhibit 23




                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-83780, 2-81019, 2-60469, 33-42536, 33-65077, 33-54045, 33-40991) and Form S-3
(No. 33-51613) of Carpenter Technology Corporation of our report dated February 17, 1997 relating to the financial statements of Talley Industries, Inc., which appears in the Current Report on Form 8-K/A of Carpenter Technology Corporation dated January 22, 1998.





PRICE WATERHOUSE LLP


Phoenix, Arizona
January 21, 1998

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